EXHIBIT 99.1
Directors and Executive Officers of the Filing Parties
Set forth below is the name and present principal occupation or employment of each director and executive officer of MLINC and MetLife. MLINC is a holding company and MetLife is an insurance company. The principal business address of MLINC and MetLife is 200 Park Avenue, New York, NY 10166-0188. Unless otherwise noted, the business address of each of the directors and executive officers is c/o MetLife, Inc. Each person listed below is a citizen of the United States.
Directors

Name and Business Address	Principal Occupation or Employment
Sylvia Mathews Burwell The Bill and Melinda Gates Foundation 1551 Eastlake Avenue East Seattle, Washington 98102	President of the Global Development Program at the Bill and Melinda Gates Foundation
Eduardo Castro-Wright Wal-Mart Stores, Inc. 702 Southwest 8th St. Bentonville, AK 72716	President and Chief Executive Officer of Wal-Mart Stores, USA
Burton A. Dole, Jr.	Retired Chairman of Dole/Neal LLC (privately-held energy management firm), and retired Partner and Chief Executive Officer of MedSouth Therapy Associates, LLC (rehabilitative health care)
Cheryl W. Grise	Retired Executive Vice President of Northeast Utilities (public utility holding company)
C. Robert Henrikson	Chairman, President and Chief Executive Officer, MLINC and MetLife
R. Glenn Hubbard Dean’s Office Columbia Business School Uris Hall 3022 Broadway New York, New York 10027	Dean of the Graduate School of Business at Columbia University (business school)
John M. Keane 2020 K Street N.W. Suite 300	Co-Founder and Senior Managing Director of Keane Advisors, LLC (private equity investment firm)
Washington, DC 20006

Name and Business Address	Principal Occupation or Employment
James M. Kilts Centerview Partners Management, LLC 16 School St. Rye, NY 10580	Partner, Centerview Partners Management, LLC (financial advisory firm)
Hugh B. Price Brookings Institution 1775 Massachusetts Avenue, NW Washington, D.C. 20036	Senior Fellow, Brookings Institution
David Satcher Morehouse School of Medicine 720 Westview Drive SW Atlanta, Georgia 30310-1495	Director of the Satcher Health Leadership Institute and the Center of Excellence on Health Disparities at the Morehouse School of Medicine
Kenton J. Sicchitano	Retired Global Managing Partner of PricewaterhouseCoopers, LLP (assurance, tax and advisory services)
William C. Steere, Jr. Pfizer Inc. 235 East 42nd Street, 22nd Floor New York, New York 10017	Director and Retired Chairman of the Board and Chief Executive Officer of Pfizer Inc.
Lulu C. Wang Tupelo Capital Management LLC 12 E. 49th St. New York, NY 10017	Chief Executive Officer of Tupelo Capital Management, LLC

Executive Officers (who are not directors)

Name	Principal Occupation or Employment
Ruth A. Fattori	Executive Vice President and Chief Administrative Officer, MLINC and MetLife
Steven A. Kandarian	Executive Vice President and Chief Investment Officer, MLINC and MetLife
James L. Lipscomb	Executive Vice President and General Counsel, MLINC and MetLife
Maria R. Morris	Executive Vice President, Technology and Operations, MLINC and MetLife
William J. Mullaney	President, Institutional Business, MLINC and MetLife
William J. Toppeta	President, International, MLINC and MetLife
Lisa M. Weber	President, Individual Business, MLINC and MetLife
William J. Wheeler	Executive Vice President and Chief Financial Officer, MLINC and MetLife

GenAm Financial is a holding company. The principal business address of GenAm Financial is One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, New York 11101. GenAm Financial is a limited liability company with MetLife serving as its Manager. The directors and executive officers of MetLife are listed above.

Set forth below is the name and present principal occupation or employment of each director and executive officer of GenAm Life. GenAm Life is an insurance company. The principal business address of GenAm Life is 13045 Tesson Ferry Road, St. Louis, Missouri 63128. Unless otherwise noted, the business address for each of the directors and executive officers is c/o MetLife, Inc. Each person listed below is a citizen of the United States.

Name and Business Address	Principal Occupation or Employment
Michael K. Farrell 10 Park Avenue Morristown, New Jersey 07962	Senior Vice President, MetLife; Director, GenAm Life
Ruth A. Fattori	Executive Vice President and Chief Administrative Officer, MLINC and MetLife; Director, GenAm Life
James L. Lipscomb	Executive Vice President and General Counsel, MLINC and MetLife; Director, GenAm Life
William J. Mullaney	President, Institutional Business, MLINC and MetLife; Director, GenAm Life
Joseph J. Prochaska, Jr.	Executive Vice President and Chief Accounting Officer, MLINC, MetLife and GenAm Life
Eric T. Steigerwalt	Senior Vice President and Treasurer, MLINC, MetLife and GenAm Life; Director, GenAm Life
Stanley J. Talbi	Executive Vice President, MetLife; Director, GenAm Life
Michael J. Vietri	Executive Vice President, MetLife; Director, GenAm Life
Lisa M. Weber	President, Individual Business, MLINC and MetLife; Chairman of the Board, President, Chief Executive Officer and Director, GenAm Life
William J. Wheeler	Executive Vice President and Chief Financial Officer, MLINC and MetLife; Director, GenAm Life

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